Exhibit 10.13

LDR SPINE USA, INC.

EMPLOYMENT, CONFIDENTIAL INFORMATION,

INVENTION ASSIGNMENT, NON-COMPETE, AND NON-

SOLICITATION AGREEMENT

As a condition of my employment with LDR Spine USA, Inc., its subsidiaries, affiliates, successors or assigns (together the “Company”), and in consideration of my further employment with the Company and my receipt of the compensation now and hereafter paid to me by Company, I agree to the following:

1. At-Will Employment. I UNDERSTAND AND ACKNOWLEDGE THAT MY EMPLOYMENT WITH THE COMPANY IS FOR AN UNSPECIFIED DURATION AND CONSTITUTES “AT-WILL” EMPLOYMENT. I ALSO UNDERSTAND THAT ANY REPRESENTATION TO THE CONTRARY IS UNAUTHORIZED AND NOT VALID UNLESS OBTAINED IN WRITING AND SIGNED BY THE PRESIDENT OF THE COMPANY. I ACKNOWLEDGE THAT THIS EMPLOYMENT RELATIONSHIP MAY BE TERMINATED AT ANY TIME, WITH OR WITHOUT GOOD CAUSE OR FOR ANY OR NO CAUSE, AT THE OPTION EITHER OF THE COMPANY OR MYSELF, WITH OR WITHOUT NOTICE.

2. Confidential Information.

(a) Company Information. I understand that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom I called or with whom I became acquainted during the term of my employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances or other business information disclosed to me by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. I further understand that Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of mine or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof. I agree at all times during the term of my employment and thereafter, to hold in strictest confidence, and not to use, except for the exclusive benefit of the Company, or to disclose to any person, firm or corporation without written authorization of the Board of Directors of the Company, any Confidential Information of the Company.

(b) Former Employer Information. I agree that I will not, during my employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former or concurrent employer or other person or entity and that I will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

(c) Third Party Information. I recognize that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or to use it except as necessary in carrying out my work for the Company consistent with the Company’s agreement with such third party.

3. Inventions.

(a) Inventions Retained and Licensed. I have attached hereto, as Exhibit A, a list describing all inventions, original works of authorship, developments, improvements, and trade secrets which were made by me prior to my employment with the Company (collectively referred to as “Prior Inventions”), which belong to me, which relate to the Company’s proposed business, products or research and development, and which are not assigned to the Company hereunder; or, if no such list is attached, I represent that there are no such Prior Inventions. If in the course of my employment with the Company, I incorporate into a Company product, process or machine a Prior Invention owned by

Initial

me or in which I have an interest, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license to make, have made, modify, use and sell such Prior Invention as part of or in connection with such product, process or machine.

(b) Assignment of Inventions. I agree that I will promptly make full written disclosure to the Company, will hold in trust for the sole right and benefit of the Company, and hereby assign to the Company, or its designee, all my right, title, and interest in and to any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, trademarks or trade secrets, whether or not patentable or registrable under copyright or similar laws, which I may solely or jointly conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice, during the period of time I am in the employ of the Company (collectively referred to as “Inventions”), except as provided in Section 3(f) below. I further acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of and during the period of my employment with the Company and which are protectible by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. I understand and agree that the decision whether or not to commercialize or market any invention developed by me solely or jointly with others is within the Company’s sole discretion and for the Company’s sole benefit and that no royalty will be due to me as a result of the Company’s efforts to commercialize or market any such invention.

(c) Inventions Assigned to the United States. I agree to assign to the United States government all my right, title, and interest in and to any and all Inventions whenever such full title is required to be in the United States by a contract between the Company and the United States or any of its agencies.

(d) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Inventions made by me (solely or jointly with others) during the term of my employment with the Company. The records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. The records will be available to and remain the sole property of the Company at all times.

(e) Patent and Copyright Registrations. I agree to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments which the Company shall deem necessary in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title and interest in and to such Inventions, and any copyrights, patents, mask work rights or other intellectual property rights relating thereto. I further agree that my obligation to execute or cause to be executed, when it is in my power to do so, any such instrument or papers shall continue after the termination of this Agreement. If the Company is unable because of my mental or physical incapacity or for any other reason to secure my signature to apply for or to pursue any application for any United States or foreign patents or copyright registrations covering Inventions or original works of authorship assigned to the Company as above, then I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright registrations thereon with the same legal force and effect as if executed by me.

(f) Exception to Assignments. I understand that the provisions of this Agreement requiring assignment of Inventions to the Company shall not apply to any invention that I have developed entirely on my own time without using the Company’s equipment, supplies, facilities, trade secret information or Confidential Information except for those inventions that either (i) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company or (ii) result from any work that I performed for the Company. I will advise the Company promptly in writing of any inventions that I believe meet the foregoing criteria and not otherwise disclosed on Exhibit A.

4. Returning Company Documents. I agree that, at the time of leaving the employ of the Company, I will deliver to the Company (and will not keep in my possession, recreate or deliver to anyone else) any and all devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by me pursuant to my

Initial

employment with the Company or otherwise belonging to the Company, its successors or assigns, including, without limitation, those records maintained pursuant to paragraph 3(d). In the event of the termination of my employment, I agree to sign and deliver the “Termination Certification” attached hereto as Exhibit B.

5. Notification of New Employer. In the event that I leave the employ of the Company, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

6. Solicitation of Employees. I agree that during my employment and for a period of twelve (12) months immediately following the termination of my relationship with the Company for any reason, whether with or without good cause or for any or no cause, at the option either of the Company or myself, with or without notice, I shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for myself or for any other person or entity.

7. Non-Competition.

(a) Definitions. The following terms shall have the meanings set forth below:

“Competing Product” shall mean any product, process, or service that is the same as or similar to (or would serve as a substitute for) and competitive with any product, process, or service (i) that Company is researching, developing, manufacturing, distributing, selling, and/or providing at the time of my separation from employment with the Company and (ii) which I worked in conjunction with or obtained any trade secret or other Confidential Information about at any time during the two (2) years immediately preceding my separation from employment with Company.

“Competing Organization” shall mean any organization that researches, develops, manufactures, markets, distributes, and/or sells one or more Competing Products. A Competing Organization is diversified if it operates multiple, independently operating business divisions, units, lines, or segments some of which do not research, develop, manufacture, market, distribute, or sell any Competing Products.

“Prohibited Capacity” shall mean: (i) any same or similar capacity to that held by me during the last two (2) years of my employment with Company and/or (ii) any other capacity in which my knowledge of Confidential Information and/or Inventions would render my assistance to a Competing Organization as competitive advantage.

“Territory” shall mean all countries, territories, and states in which Company is doing business or is selling Competing Products at the time of termination of my employment with Company; provided, however, that if I am engaged primarily as a sales person or sales manager, the Territory shall be restricted to the geographic territory for which I had direct or indirect responsibility during the twelve (12)-month period preceding my termination of employment with the Company. To the extent I am not engaged primarily as a sales person or sales manager, I acknowledge that this geographic scope is reasonable given my position with Company, the international scope of Company’s business, and the fact that I could compete with Company from anywhere Company does business.

“Restricted Period” shall mean the date I execute this Agreement, continuing through the twelve (12) months after my last day of employment with the Company unless otherwise extended by my breach of this Agreement. The running time on the Restricted Period shall be suspended during any period in which I am in violation of any of the restrictive covenants set forth herein, and all restrictions shall automatically be extended by the period I was in violation of any such restrictions.

“Customer” shall mean any person or entity to whom or which Company sold or provided any products and/or services during the last two (2) years of my employment with the Company and that I specifically marketed to and/or held discussions with regarding the research, development, manufacture, distribution, and/or sale of any Company products or services at any time during the last two (2) years of my employment with the Company.

“Active Prospect” shall mean any person or entity that I individually and specifically marketed to and/or held discussion with regarding the research, development, manufacture, distribution, and/or sale of any Company products or services at any time during the last twelve (12) months of my employment with the Company.

Initial

(b) Consideration. I shall, in consideration of the covenants set forth herein, the sufficiency and adequacy of which I acknowledge, be provided valuable training, valuable business and customer relationships, LDR’s goodwill, and Confidential Information.

(c) Restrictive Covenants. During the Restrictive Period, I agree to be bound by each of the following independent and divisible restrictions:

(i) Covenant Not to Compete. I will not, within the Territory, be employed by, work for, consult with, provide services to, or lend assistance to any Competing Organization in a Prohibited Capacity; provided, however, that I may be employed by, work for, consult with, provide services to, or lend assistance to any Competing Organization provided that: (i) the Competing Organization’s business is diversified; (ii) the part of the Competing Organization’s diversified business with which I will be affiliated would not, evaluated on a stand-along basis, be a Competing Organization; (iii) my affiliation with the Competing Organization does not involve any Competing Products; (iv) I provide Company a written description of my anticipated activities on behalf of the Competing Organization which includes, without limitation, an assurance satisfactory to Company that my affiliation with the Competing Organization does not constitute a Prohibited Capacity; and (v) my affiliation with the Competing Organization would not likely cause me to inevitably use and/or disclose any of Company’s trade secrets or other Confidential Information.

(ii) Covenant Not to Solicit Customers or Active Prospects. I will not (i) provide, sell, or market; (ii) assist in the provision, selling, or marketing of, or (iii) attempt to provide, sell or market any Competing Products to any Customers or Active Prospects located in the Territory.

(iii) Covenant Not to Interfere with Business Relationships. I will not, within the Territory, urge, induce, or seek to induce any of Company’s independent contractors, subcontractors, distributors, brokers, consultants, sales representatives, customers, vendors, suppliers, or any other person or entity with whom Company has a business relationship at the time of my separation from Company to terminate its or their relationship with, or representation of, Company or to cancel, withdraw, reduce, limit, or in any manner modify any such person’s or entity’s business with, or representation of, Company.

(d) Remedies. I covenant and agree that if I violate any of the covenants or agreements under this Section 7, Company shall be entitled to an accounting and repayment of all profits, compensation, commissions, remunerations, or benefits which I directly or indirectly have realized and/or may realize as a result of, growing out of or in connection with any such violation; such remedy shall be in addition to and not in limitation of any injunctive relief or other rights or remedies to which Company is or may be entitled at law or in equity or under this Agreement.

8. Representations. I agree to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. I represent that my performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any oral or written agreement in conflict herewith.

9. Arbitration and Equitable Relief.

(a) Arbitration. Except as provided in subsection (b) below, I agree that any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Austin, Texas in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction. The Company and I shall each pay one-half of the costs and expenses of such arbitration, and each of us shall separately pay our counsel fees and expenses.

(b) Equitable Remedies. I agree that it would be impossible or inadequate to measure and calculate the Company’s damages from any breach or attempted breach of the covenants set forth in Sections 2, 3, 6, and 6 herein. Accordingly, I agree that if I breach any of such Sections, the Company will have available, in addition to any other right

Initial

or remedy available, the right, to obtain an injunction from a court of competent jurisdiction restraining such breach or threatened breach and to specific performance of any such provision of this Agreement. I further agree that no proof of damages and no bond or other security shall be required in obtaining such equitable relief, and I hereby consent to the issuance of such injunction and to the ordering of specific performance. I agree that any violation or breach of this Agreement by the Company shall not constitute a defense to the remedies provided in this Section 9(b). I agree to pay all legal fees and expenses arising out of such action if the Company substantially prevails in such action.

10. General Provisions.

(a) Governing Law; Venue; Consent to Personal Jurisdiction. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD FOR CONFLICTS OF LAW PRINCIPLES, AND WILL, TO THE MAXIMUM EXTENT PRACTICABLE, BE DEEMED TO CALL FOR PERFORMANCE IN TRAVIS COUNTY, TEXAS. TO THE EXTENT NECESSARY OUTSIDE OF THE REQUIREMENTS SET FOR ABOVE RELATED TO ARBITRATION, I HEREBY EXPRESSLY CONSENT TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN TRAVIS COUNTY, TEXAS FOR ANY LAWSUIT FILED THERE AGAINST ME BY THE COMPANY, WHETHER IN LAW OR IN EQUITY, ARISING FROM OR RELATING TO THIS AGREEMENT. I AGREE THAT THIS AGREEMENT IS PERFORMABLE IN TRAVIS COUNTY, TEXAS.

(b) Entire Agreement. This Agreement sets forth the entire agreement and understanding between the Company and me relating to the subject matter herein and supersedes all prior discussions between us. No oral statements made by either party either before or after signing this Agreement are part of this Agreement. No modification of or amendment to this Agreement, nor any waiver of any rights under this agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

(c) Severability. In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable, the remaining provisions thereof shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included therein. In the event that any provision of this Agreement relating to time period and/or areas of restriction shall be declared by a court of competent jurisdiction or arbitrator to exceed the maximum time period or areas such court deems reasonable and enforceable, said time period and/or areas of restriction shall be deemed to become and thereafter be the maximum time period and/or areas which such court deems reasonable and enforceable.

(d) Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

(e) Construction. The language used in this Agreement will be deemed to by the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against either party.

11. I acknowledge and agree to each of the following items:

(a) I am executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; and

(b) I have carefully read and considered this Agreement. I have asked any questions needed for me to understand the terms, consequences and binding effect of this Agreement and fully understand them. I agree that the restrictions set forth (including, but not limited to, the time period of restriction and the geographical areas of restriction set forth) are fair and reasonable and are reasonably required for the protection of the interest of the Company, its officers, directors and other employees; and

(c) I sought the advice of an attorney of my choice if I wanted to before signing this Agreement.

[Remainder of this page intentionally left blank]

Initial

“Employee”

(Signature)

(Print Name)

Date:	.

Witness:

LDR SPINE USA, INC. EMPLOYMENT, CONFIDENTIAL INFORMATION,

INVENTION ASSIGNMENT, NON-COMPETE, AND NON-SOLICITATION AGREEMENT SIGNATURE PAGE

EXHIBIT A

LIST OF PRIOR INVENTIONS

AND ORIGINAL WORKS OF AUTHORSHIP

Title	Date	Identifying Number or Brief Description

No inventions or improvements

Additional Sheets Attached

Signature of Employee:

Print Name of Employee:

Date:

EXHIBIT B

LDR SPINE USA, INC.

TERMINATION CERTIFICATION

This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items belonging to LDR Spine USA, Inc., its subsidiaries, affiliates, successors or assigns (together, the “Company”).

I further certify that I have complied with all the terms of the Company’s Employment, Confidential Information, Invention Assignment, Non-Compete, and Non-Solicitation Agreement signed by me, including the reporting of any inventions and original works of authorship (as defined therein), conceived or made by me (solely or jointly with others) covered by that agreement.

I confirm my agreement contained to preserve as confidential all trade secrets, confidential knowledge, data or other proprietary information relating to products, processes, know-how, designs, formulas, developmental or experimental work, computer programs, data bases, other original works of authorship, customer lists, business plans, financial information or other subject matter pertaining to any business of the Company or any of its employees, clients, consultants or licensees.

I confirm my agreement not to solicit employees or customers or compete with the Company for twelve (12) months from this date as more fully set forth in the Employment, Confidential Information, Invention Assignment, Non-Compete, and Non-Solicitation Agreement.

Date:

(Employee’s Signature)

(Type/Print Employee’s Name)